Exhibit 24.1

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Martin Schroeter, David Wyshner, Vineet Khurana, Joshua Gordon, Edward Sebold and Evan Barth, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any and all amendments (including post-effective amendments) to such registration statement in connection with the registration under the Securities Act of 1933 of an unspecified amount of securities of Kyndryl Holdings, Inc. pursuant to such registration statement on Form S-3 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following persons in the capacities indicated on this 25th day of January, 2024.

/s/ Martin Schroeter	Chief Executive Officer and Chairman of the Board
Martin Schroeter	(Principal Executive Officer)

/s/ David B. Wyshner	Chief Financial Officer
David B. Wyshner	(Principal Financial Officer)

/s/ Vineet Khurana	Senior Vice President and Global Controller
Vineet Khurana	(Principal Accounting Officer)

/s/ Dominic J. Caruso	Director
Dominic J. Caruso

/s/ John D. Harris II	Director
John D. Harris II

/s/ Stephen A.M. Hester	Director
Stephen A.M. Hester

/s/ Shirley Ann Jackson	Director
Shirley Ann Jackson

/s/ Janina Kugel	Director
Janina Kugel

/s/ Denis Machuel	Director
Denis Machuel

/s/ Rahul N. Merchant	Director
Rahul N. Merchant

/s/ Jana Schreuder	Director
Jana Schreuder

/s/ Howard I. Ungerleider	Director
Howard I. Ungerleider